ATTACHMENT TO FORM 4

Name:                          Blackstone Management Associates II L.L.C.

Address:                       c/o Blackstone Management Associates II L.L.C.
                               345 Park Avenue, 31st Floor
                               New York, New York 10154

Designated Filer:              Blackstone Management Associates II L.L.C.

Issuer and Ticker Symbol:      American Axle & Manufacturing Holdings, Inc.
                               Symbol:  AXL

Statement for Month/Year:      December 2003



As the sole general partner of each of Blackstone Capital Partners II Merchant Banking Fund L.P. and Blackstone Family Investment Partnership II L.P. and the sole investment general partner of Blackstone Offshore Capital Partners II L.P. (collectively, the "Partnerships"), the Reporting Person may be deemed, for purposes of Section 16 of the Securities and Exchange Act of 1934, as amended (the "Act"), to be the beneficial owner of shares of Common Stock held by the Partnerships and therefore may be deemed to be a "ten percent beneficial owner" for purposes of Section 16 of the Act.